UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 10, 2011

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

001-33805	26-0354783
(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

212-790-0041

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On February 10, 2011, Och-Ziff Capital Management Group LLC (the “Company”) issued a press release reporting its financial results for the quarter and year ended December 31, 2010. A copy of the Company’s press release is attached as Exhibit 99.1 and is incorporated by reference.

The Company is making references to non-GAAP financial information in both the press release and the conference call the Company is hosting on February 10, 2011 to discuss its 2010 fourth quarter and full year results. Reconciliations of these non-GAAP financial measures to the most comparable GAAP financial measures are contained in the press release. These non-GAAP financial measures should be considered in addition to and not as a substitute for, or superior to, financial measures presented in accordance with GAAP.

The information in this Current Report on Form 8-K, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report on Form 8-K shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 8.01.	Other Events.

On February 10, 2011, the Company announced that its Board of Directors declared that the Company’s fourth quarter 2010 dividend will be $0.71 per Class A share representing Class A limited liability company interests of the Company (the “Class A Share”). The cash dividend will be paid on February 25, 2011 to holders of record of the Class A Shares on February 18, 2011.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release of the Company, dated February 10, 2011, reporting financial results for the quarter and year ended December 31, 2010 and the announcement of a dividend.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
(Registrant)

By:	/s/ Joel M. Frank
Joel M. Frank
Chief Financial Officer

February 10, 2011

Exhibit Index

Exhibit No.	Description
99.1	Press release of the Company, dated February 10, 2011, reporting financial results for the quarter and year ended December 31, 2010 and the announcement of a dividend.